SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2006

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2006, Cortex Pharmaceuticals, Inc. (the “Company”) paid performance bonuses for 2005 to the Company’s executive officers. Roger G. Stoll, Chairman, President and Chief Executive Officer received $62,000, James H. Coleman, Senior Vice President, Business Development received $34,178, Harry H. Mansbach, Chief Medical Officer received $40,700, Maria S. Messinger, Vice President, Chief Financial Officer and Corporate Secretary received $38,220 and Gary A. Rogers, Ph.D., Senior Vice President, Pharmaceutical Research received $34,860.

The determination of the bonuses was approved by the Compensation Committee of the Board of Directors and was based upon an evaluation of the performance of each officer, and the Company, during 2005 relative to the performance criteria previously established by the Compensation Committee. The performance criteria included, but were not limited to making progress with the Company’s AMPAKINE® technology, financially operating within established expectations and preparing the Company’s assessment of its internal control system, as required by the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

January 18, 2006	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary